SmileDirectClub Reports Second Quarter 2020 Financial Results

NASHVILLE, Tenn., August 12, 2020 -- SmileDirectClub, Inc. (Nasdaq: SDC) today announced its financial results for the second quarter ended June 30, 2020.
Second Quarter 2020 Financial Highlights

•	Second quarter total revenue of $107 million.

•	Second quarter net loss of $(95) million.(1)

•	Second quarter Adjusted EBITDA of $(20) million.

•	Second quarter diluted EPS of $(0.25).(1)
(1)Includes one-time charges of approximately $(43) million related to lease abandonment, impairment of long-lived assets, other related charges, and loss on extinguishment of debt. Excluding such charges, second quarter net loss was $(52) million and second quarter diluted EPS was $(0.13).

Key Operating Metrics

•	Second quarter 2020 unique aligner shipments of 57,136.

•	Average aligner gross sales price (“ASP”) of $1,817 for the second quarter of 2020, compared to $1,761 for the second quarter of 2019.

•	Sales and marketing expense of $35 million in the second quarter, or 32% of revenue, compared to 72% of revenue in Q1 2020, a 55% improvement sequentially.

“Our performance in the quarter, and more importantly since the quarter, reflects the strength of our teledentistry platform, along with the flexibility and agility of our business model; both in the context of our COVID-19 recovery efforts, and our traction towards our long-term growth and margin targets,” said SmileDirectClub Chief Executive Officer David Katzman.

SmileDirectClub Chief Financial Officer Kyle Wailes added: “Similar to the first quarter, the tenacity of our business model served us well in Q2. In the quarter, we made great progress against our growth initiatives, and remain on track to achieve our Q4 Adjusted EBITDA profitability target, positioning us well to continue to gain share in this massively under-served market.
Business Outlook

Since Q2, and in the context of a complex operating environment, the Company has continued to see robust performance across the business. Most notably, the Company has seen consistently strong demand with efficient sales and marketing spend. In particular, approximately 60% of Club Members who purchased aligners in the quarter were never a lead before, which is consistent with where it has been historically. This demonstrates that investments in brand building and marketing efficiency continue to pay dividends while also positioning the Company to advance further toward its stated long-term revenue growth and margin targets. Within the quarter, the Company made meaningful progress across three future growth drivers; specifically, expanding the core customer acquisition channels, extending the value proposition to the teen demographic, and international expansion. On the cost side, the Company is making good progress towards its Q4 Adjusted EBITDA profitability goals through continued advancement in automating its manufacturing and treatment planning operations, continued discipline around the deployment of marketing and selling dollars including a focus on pushing more demand through the existing Smile Shop network and leveraging the Company’s referrals and aided awareness, and with ongoing cost discipline across the business.

As the low-cost provider with brand presence and no pricing pressure, and in an increasingly favorable climate for telehealth, the Company is well positioned to continue to gain share in the massively underserved market for clear aligners.

Conference Call Information

SmileDirectClub First Quarter 2020 Conference Call Details

Date:	August 12, 2020
Time:	4:30 p.m. ET (1:30 p.m. PT)
Dial-In:	1-877-407-9208 (domestic) or 1-201-493-6784 (international)
Webcast:	Visit “Events and Presentations” section of the company’s IR page at http://investors.smiledirectclub.com.

A replay of the call may be accessed from 7:30 p.m. ET on Wednesday August 12, 2020 until 11:59 pm ET on Wednesday August 26, 2020 by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the replay PIN: 13707082. An archived version of the call and a copy of the 2020 first quarter results supplemental earnings presentation will also be available upon completion on the Investor Relations section of SmileDirectClub’s website at investors.smiledirectclub.com.
Forward-Looking Statements

This earnings release contains forward-looking statements. All statements other than statements of historical facts may be forward-looking statements. Forward-looking statements generally relate to future events and include, without limitation, projections, forecasts and estimates about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans, and objectives. Some of these statements may include words such as “expects,” “anticipates,” “believes,” “estimates,” “targets,” “plans,” “potential,” “intends,” “projects,” and “indicates.”

Although they reflect our current, good faith expectations, these forward-looking statements are not a guarantee of future performance, and involve a number of risks, uncertainties, estimates, and assumptions, which are difficult to predict. Some of the factors that may cause actual outcomes and results to differ materially from those expressed in, or implied by, the forward-looking statements include, but are not necessarily limited to: the duration and magnitude of the COVID-19 pandemic and related containment measures; our management of growth; the execution of our business strategies, implementation of new initiatives, and improved efficiency; our sales and marketing efforts; our manufacturing capacity, performance, and cost; our ability to obtain future regulatory approvals; our financial estimates and needs for additional financing; consumer acceptance of and competition for our clear aligners; our relationships with retail partners and insurance carriers; our R&D, commercialization, and other activities and expenditures; the methodologies, models, assumptions, and estimates we use to prepare our financial statements, make business decisions, and manage risks; laws and regulations governing remote healthcare and the practice of dentistry; our relationships with vendors; the security of our operating systems and infrastructure; our risk management framework; our cash and capital needs; our intellectual property position; our exposure to claims and legal proceedings; and other factors described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

New risks and uncertainties arise over time, and it is not possible for us to predict all such factors or how they may affect us. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We are under no duty to update any of these forward-looking statements after the date of this earnings release to conform these statements to actual results or revised expectations. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this earnings release.
About SmileDirectClub
SmileDirectClub, Inc. (Nasdaq: SDC) (“SmileDirectClub”) is an oral care company and creator of the first MedTech platform for teeth straightening, now also offered directly via dentist and orthodontists’ offices. Through our cutting-edge teledentistry technology and vertically integrated model, we are revolutionizing the oral care industry, from clear aligner therapy to our affordable, premium oral care product line. SmileDirectClub’s mission is to democratize access to a smile each and every person loves by making it affordable and convenient for everyone. SmileDirectClub is headquartered in Nashville, Tennessee and operates in the U.S., Canada, Australia, New Zealand, United Kingdom, Ireland, Germany, Austria, Hong Kong and Singapore. For more information, please visit SmileDirectClub.com.

Investor Relations:
Alison Sternberg

Vice President, Investor Relations
Alison.sternberg@smiledirectclub.com

Media Relations:
press@smiledirectclub.com

SmileDirectClub, Inc.
Consolidated Balance Sheets
(in thousands)

	June 30, 2020	December 31, 2019
ASSETS
Cash and cash equivalents	$388,971	$318,458
Accounts receivable	232,337	239,413
Inventories	28,571	18,431
Prepaid and other current assets	16,902	14,186
Total current assets	666,781	590,488
Accounts receivable, non-current	79,504	106,315
Property, plant and equipment, net	174,892	177,543
Operating lease right-of-use asset	33,120	—
Other assets	11,291	11,299
Total assets	$965,588	$885,645
LIABILITIES AND PERMANENT EQUITY
Accounts payable	$34,487	$52,706
Accrued liabilities	85,652	93,339
Deferred revenue	41,519	25,435
Current portion of long-term debt	30,815	35,376
Other current liabilities	7,572	—
Total current liabilities	200,045	206,856
Long-term debt, net of current portion	389,513	173,150
Operating lease liabilities, net of current portion	34,338	—
Other long-term liabilities	43,768	47,354
Total liabilities	667,664	427,360
Commitment and contingencies
Permanent Equity
Class A common stock, par value $0.0001 and 110,123,999 shares issued and outstanding at June 30, 2020 and 103,303,674 shares issued and outstanding at December 31, 2019	11	10
Class B common stock, par value $0.0001 and 275,376,789 shares issued and outstanding at June 30, 2020 and 279,474,505 shares issued and outstanding at December 31, 2019	27	28
Additional paid-in-capital	470,838	447,866
Accumulated other comprehensive income (loss)	42	(272)
Accumulated deficit	(170,562)	(114,513)
Noncontrolling interest	(20,052)	125,166
Warrants	17,620	—
Total permanent equity	297,924	458,285
Total liabilities and permanent equity	$965,588	$885,645

SmileDirectClub, Inc.
Consolidated Statements of Operations
(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenue, net	$94,409	$185,241	$278,337	$353,867
Financing revenue	12,664	10,553	25,386	19,663
Total revenues	107,073	195,794	303,723	373,530
Cost of revenues	48,776	31,767	108,553	72,238
Cost of revenues—related parties	—	2,898	—	11,342
Total cost of revenues	48,776	34,665	108,553	83,580
Gross profit	58,297	161,129	195,170	289,950
Marketing and selling expenses	34,518	113,413	176,842	209,146
General and administrative expenses	68,689	47,031	159,718	96,490
Lease abandonment and impairment of long-lived assets	24,633	—	24,633	—
Other store closure and related costs	4,476	—	4,476	—
Income (loss) from operations	(74,019)	685	(170,499)	(15,686)
Interest expense	10,050	3,420	14,072	7,316
Interest expense—related parties	—	—	—	75
Loss on extinguishment of debt	13,781	29,640	13,781	29,640
Other (income) expense	(1,765)	(37)	3,159	81
Net loss before provision for income tax expense	(96,085)	(32,338)	(201,511)	(52,798)
Income tax (benefit) expense	(1,419)	97	555	117
Net loss	(94,666)	(32,435)	(202,066)	(52,915)
Net loss attributable to noncontrolling interest	(67,867)	—	(146,017)	—
Net loss attributable to SmileDirectClub, Inc.	$(26,799)	$(32,435)	$(56,049)	$(52,915)

Earnings per share of Class A common stock:
Basic	$(0.25)	N/A	$(0.52)	N/A
Diluted	$(0.25)	N/A	$(0.53)	N/A

Weighted average shares outstanding:
Basic	109,048,411	N/A	106,819,870	N/A
Diluted	385,133,303	N/A	384,492,628	N/A

SmileDirectClub, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2020	2019
Operating Activities
Net loss	$(202,066)	$(52,915)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	25,357	9,723
Deferred loan cost amortization	1,666	475
Equity-based compensation	27,217	8,262
Loss on extinguishment of debt	13,594	17,693
Paid in kind interest expense	1,771	—
Lease abandonment and impairment of long-lived assets	25,915	—
Changes in ROU asset	4,070	—
Other non-cash operating activities	—	1,783
Changes in operating assets and liabilities:
Accounts receivable	33,887	(100,937)
Inventories	(10,140)	(4,968)
Prepaid and other current assets	(4,009)	(5,772)
Accounts payable	(6,001)	15,436
Accrued liabilities	(13,184)	28,461
Due to related parties	—	(16,862)
Deferred revenue	16,084	1,729
Net cash used in operating activities	(85,839)	(97,892)
Investing Activities
Purchases of property, equipment, and intangible assets	(47,861)	(38,148)
Net cash used in investing activities	(47,861)	(38,148)
Financing Activities
Payment of IPO related costs	(1,155)	—
Proceeds from warrant exercise	922	—
Repurchase of Class A shares to cover employee tax withholdings	(4,529)	—
Proceeds from HPS Credit Facility and Warrants, net	388,000	—
Borrowings on long-term debt	16,807	151,300
Payments of loan costs	(11,336)	(6,127)
Principal payments on long-term debt	(180,762)	(152,400)
Principal payments on related party debt	—	(20,598)
Payments on finance leases	(4,997)	—
Other	1,263	(976)
Net cash provided by (used in) financing activities	204,213	(28,801)
Increase (decrease) in cash and cash equivalents	70,513	(164,841)
Cash and cash equivalents at beginning of period	318,458	313,929
Cash and cash equivalents at end of period	$388,971	$149,088

Use of Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures, including adjusted EBITDA (“Adjusted EBITDA”). We provide a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure below and in our Current Report on Form 8-K announcing our quarterly earnings results, which can be found on the SEC’s website at www.sec.gov and our website at investors.smiledirectclub.com.

We utilize certain non-GAAP financial measures, including Adjusted EBITDA, to evaluate our actual operating performance and for planning and forecasting of future periods.
We define Adjusted EBITDA as net loss plus depreciation and amortization, interest expense, income tax expense, equity-based compensation, impairment of long-lived assets, abandonment and certain other non-operating expenses such as one-time severance and other labor costs, and unrealized foreign currency adjustments. We use Adjusted EBITDA when evaluating our performance when we believe that certain items are not indicative of operating performance. Adjusted EBITDA provides useful supplemental information to management regarding our operating performance and we believe it will provide the same to members/stockholders.
We believe that Adjusted EBITDA will provide useful information to members/stockholders about our performance, financial condition, and results of operations for the following reasons: (i) Adjusted EBITDA would be among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions and (ii) Adjusted EBITDA is frequently used by securities analysts, investors, lenders, and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry.
Adjusted EBITDA does not have a definition under GAAP, and our definition of Adjusted EBITDA may not be the same as, or comparable to, similarly titled measures used by other companies. Adjusted EBITDA should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP financial measure, is set forth below.
SmileDirectClub, Inc.
Reconciliation of Net Loss to Adjusted EBITDA
(in thousands)

(in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(unaudited)
Net loss	$(94,666)	$(32,435)	$(202,066)	$(52,915)
Depreciation and amortization	13,916	5,068	25,357	9,723
Total interest expense	10,050	3,420	14,072	7,391
Income tax (benefit) expense	(1,419)	97	555	117
Lease abandonment and impairment of long-lived assets	24,633	—	24,633	—
Other store closure and related costs	4,476	—	4,476	—
Loss on extinguishment of debt	13,781	29,640	13,781	29,640
Equity-based compensation	10,821	435	27,217	8,262
Other non-operating general and administrative (gains) losses	(1,880)	(37)	4,705	81
	$(20,288)	$6,188	$(87,270)	$2,299